Exhibit 10.34

LIMITED WAIVER AND AMENDMENT NO. 1
TO
CREDIT AGREEMENT

This LIMITED WAIVER AND AMENDMENT NO.  1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of this 5th day of February, 2003, by and among ROLLER BEARING COMPANY OF AMERICA, INC., a Delaware corporation (“Borrower”); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time.  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement (as hereinafter defined).

RECITALS

WHEREAS, Borrower, the other Credit Parties, Agent and Lenders entered into that certain Credit Agreement dated as of May 30, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in December, 2002, Borrower made a cash dividend to Holdings in the amount of $2,506,530 (the “December Dividend”) the proceeds of which were used by Holdings to pay the semiannual interest due December 15 under the Discount Debentures and the Discount Debentures Indenture;

WHEREAS, Borrower has informed Agent and Lenders that the payment of the December Dividend, as a Restricted Payment under the Senior Subordinated Indenture, did not comply with the terms of the Senior Subordinated Indenture (“the Senior Subordinated Indenture Default”); and

WHEREAS, Borrower has requested that Agent and Lenders (i) grant limited waivers with respect to the Credit Agreement in connection with the payment of the December Dividend and (ii) amend certain provisions of the Credit Agreement, all upon the terms and subject to the conditions as herein set forth.

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders, Borrower and the Credit Parties agree as follows:

SECTION 1.   Amendments.  The Credit Agreement is hereby amended as follows:

(a)                                  Section 1.1(a)(iii) of the Credit Agreement is amended by replacing the phrase “to be less than $7,500,000” with the phrase “to be less than $3,500,000 during the period from January 31, 2003 through April 30, 2003 or to be less than $7,500,000 at any other time”.

(b)                                 Section 1.3(b)(i) of the Credit Agreement is amended by replacing the phrase “is less than $7,500,000” with the phrase “is less than $3,500,000 during the period from January 31, 2003 through April 30, 2003 or is less than $7,500,000 at any other time”.

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(c)                                  Section 1.3(b)(v) of the Credit Agreement is amended by adding thereto the following clause (C), relettering existing clauses (C) through (E) as clauses (D) through (F):

(C) the Holdings February 2003 Issuance, so long as all proceeds of such issuance are invested in Borrower within one Business Day following the receipt thereof by Holdings;

(d)                                 Section 1.6(h) of the Credit Agreement is amended by adding at the end thereof the following:

provided, that the Borrowing Availability based on such obligations shall not in any event exceed $7,500,000 in the aggregate;

(e)                                  Section 2.2(d) of the Credit Agreement is amended by replacing the phrase “shall be less than $7,500,000” with the phrase “shall be less than $3,500,000 during the period from January 31, 2003 through April 30, 2003 or shall be less than $7,500,000 at any other time”.

(f)                                    Section 6.2 of the Credit Agreement is hereby amended by adding thereto the following clause (k), relettering existing clause (k) as clause (1):

(k) Borrower may make (i) a one-time loan to (A) Schaublin for the purpose of repaying in its entirety the Swiss Loan and the related indebtedness to Credit Suisse and (B) RBC France for the purpose of repaying in its entirety its outstanding indebtedness to CCF, provided, that such loan shall not exceed the Dollar equivalent of Swiss Francs 10,375,000 in the aggregate, and (ii) from time to time loans to Schaublin Holding or any of the Schaublin Operating Companies to provide working capital financing and for other general corporate purposes, provided, that the outstanding balance of any such loans shall not exceed at any time $1,000,000 in the aggregate (collectively, the “Schaublin Loans,”);

(g)                                 Section 6.3 of the Credit Agreement is hereby amended by amending and restating clause (vi) thereof as follows:

(vi)  Indebtedness consisting of intercompany loans and advances, made by Borrower to any Secured Guarantor or by any Secured Guarantor to Borrower or another Secured Guarantor or Indebtedness consisting of the Schaublin Loans made by Borrower to Schaublin Holding or any of the Schaublin Operating Companies; provided, that: (A) Borrower shall have executed and delivered to each such Secured Guarantor, and each such Secured Guarantor and Schaublin Holding and each Schaublin Operating Company shall have executed and delivered to Borrower or

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another such Secured Guarantor, as applicable, a demand note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing at any time by Borrower to such Secured Guarantor or by such Secured Guarantor, Schaublin Holding and the Schaublin Operating Companies to Borrower or such other Secured Guarantor, as applicable, which Intercornpany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) Borrower, each Secured Guarantor, Schaublin Holding and each of the Schaublin Operating Companies shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (C) the obligations of Borrower and each Secured Guarantor under any such Intercompany Notes shall be subordinated to the Obligations in a manner reasonably satisfactory to Agent; (D) no Event of Default shall be continuing after giving effect to any such proposed intercompany loan; and (E) the aggregate balance of all such intercompany loans, including the Schaublin Loans, owing by any Secured Guarantor, Schaublin Holding or any of the Schaublin Operating Companies incurred during the time that the EBITDA of such Person has been negative for a trailing twelve month period ending on the last day of any Fiscal Month shall not be increased by more than $2,000,000 over the amount of such Person’s intercompany loan obligations as of the last day of such period; provided, that a Secured Guarantor, Schaublin Holding or any of the Schaublin Operating Companies, as the case may be, shall no longer be subject to that $2,000,000 limitation if that Secured Guarantor, Schaublin Holding or the Schaublin Operating Company, as applicable, has had positive EBITDA for the trailing twelve-month periods ending on the last day of six consecutive Fiscal Months; provided, further, that if a Secured Guarantor, Schaublin Holding or any of the Schaublin Operating Companies, as the case may be, has been subject to that $2,000,000 limitation, then became exempt from it and again has a negative EBITDA for a trailing twelve-month period, not more than $2,000,000 of additional intercompany loans may be received by it after the date when it again has a negative EBITDA;

(h)                                 Section 6.14 of the Credit Agreement is hereby amended by adding thereto the following clause (d):

(d) Notwithstanding the foregoing Section 6.14(a), Borrower may pay a Dividend to Holdings in an amount not to exceed $3,050,000 as long as (i) the Holdings February Issuance has occurred and the proceeds thereof were used in accordance with Section 1.3(b)(v)(C); (ii) promptly upon receipt of the proceeds of such

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Dividend, Holdings immediately uses all of such proceeds solely to redeem the Preferred Stock of Holdings issued pursuant to the Holdings February Issuance; and (iii) no Default or Event of Default has occurred and is continuing.

(i)                                     Section 6.14(a) of the Credit Agreement is hereby amended by amending and restating clauses (a) and (e) thereof as follows:

(a) payments of interest and principal of intercompany loans and advances between Borrower and Secured Guarantors, Schaublin Holding and Schaublin Operating Companies to the extent permitted by Section 6.3;

(e) payments of management fees to Whitney & Co.  in equal quarterly installments, as long as such payments of management fees do not exceed $450,000 in the aggregate during any Fiscal Year and a payment of a fee to Whitney & Co.  not to exceed $151,261.50 in connection with the Holdings February 2003 Issuance;

(j)                                     Section 6.16 of the Credit Agreement is amended by replacing the phrase “Secured Guarantor” with the phrase “Secured Guarantor, Schaublin Holding or any of the Schaublin Operating Companies”.

(k)                                  Section 8.1(f) of the Credit Agreement is amended by replacing the phrase “less $7,500,000” with the phrase “less $3,500,000 during the period from January 31, 2003 through April 30, 2003 or less $7,500,000 at any other time”.

(l)                                     Section 8.1(m) of the Credit Agreement is amended by replacing the phrase “Secured Guarantor” with the phrase “Secured Guarantor, Schaublin Holding or any of the Schaublin Operating Companies”.

(m)                               Annex A to the Credit Agreement is hereby amended by adding the following definitions thereto in their appropriate alphabetical order:

“Bovagnet” means Establissements J.  Bovagnet SA, a French société anomyme and subsidiary of Schaublin.

“Holdings February 2003 Issuance” means an issuance by Holdings of shares of its Class A Preferred Stock occurring on or before February 15, 2003 resulting in gross cash proceeds not to exceed $3,025,230.

“RBC France” means RBC France SAS (formerly named myonic SAS), a French société par actions simplifiée and wholly-owned subsidiary of Schaublin.

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“Schaublin” means Schaublin SA, a Swiss corporation and wholly-owned subsidiary of Schaublin Holding (excluding directors’ qualifying shares).

“Schaublin Holding” means Schaublin Holding SA, a Swiss corporation and wholly-owned subsidiary of Borrower (excluding directors’ qualifying shares).

“Schaublin Loans” has the meaning assigned to it in Section 6.2(k).

“Schaublin Operating Companies” means Schaublin, Bovagnet and RBC France.

“Swiss Loan” means the Indebtedness of RBC Schaublin S.A.  to Credit Suisse pursuant to the terms of the Credit Agreement dated as of December 27, 1999, as amended and restated by that certain Credit Agreement dated as of December 12, 2002, not to exceed Swiss Francs 11,375,000 in the aggregate.”

(n)                                 Paragraph (b) of Annex G to the Credit Agreement is hereby amended by replacing the phrase “to exceed $7,500,000” with the phrase “to exceed $3,500,000 during the period from January 31, 2003 through April 30, 2003 and to exceed $7,500,000 at any other time”.

(o)                                 Exhibit 4.1(b) to the Credit Agreement is hereby replaced with Exhibit 4.1(b) attached hereto.

SECTION 2.   Limited Waiver.  Borrower hereby acknowledges and agrees that an Event of Default exists under Section 6.14(b)(B) of the Credit Agreement by virtue of Borrower’s payment of the December Dividend that resulted in the Senior Subordinated Indenture Default (the “Existing Default”).  Immediately upon the effectiveness of this Amendment, Agent and Lenders hereby waive the Existing Default, provided, that Agent and Lenders shall receive no later than February 15, 2003 a certificate from Borrower representing and warranting to Agent and Lenders that the Senior Subordinated Indenture Default has been cured and that no default or event of default exists under the Senior Subordinated Indenture and the other Subordinated Debt Documents (it being understood and agreed that if Agent and Lenders do not receive such certificate as provided herein or any declaration, demand, exercise of any default rights and remedies or other action is taken with respect to the Subordinated Indenture Default, Agent’s and Lenders’ waiver hereunder shall terminate and be of no further force and effect), and provided, further, that nothing contained herein shall in any way waive, release, modify or limit Borrower’s or any Credit Party’s obligations to otherwise comply with all terms and conditions of the Credit Agreement and the other Loan Documents nor any of Agent’s and Lenders’ rights and privileges in respect thereof.

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SECTION 3.   Conditions to Effectiveness.  This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a)                                  This Amendment shall have been executed and delivered by Lenders and the Credit Parties.

(b)                                 Each Lender executing this Amendment shall have been paid an amendment fee equal to the product of (i) 15 basis points multiplied by (ii) the sum of (x) the portion of the principal balance of the Term Loan held by such Lender plus (y) the Revolving Loan Commitment of such Lender, which fee shall be non-refundable and fully earned upon execution hereof by the Lenders.

(c)                                  The execution and delivery or satisfaction of each of the agreements, documents or other instruments or conditions set forth in the closing checklist attached hereto as Annex A (the “Closing Checklist”), in a form, substance and manner satisfactory to Agent.

SECTION 4.   Limited Waiver and Amendment.  The limited waiver and amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) except as expressly provided in this Amendment, be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document or (ii) prejudice any right or rights that Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document.

SECTION 5.   Representations And Warranties Of Credit Parties.

(a)                                  The execution, delivery and performance by each Credit Party of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b)                                 Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and

(c)                                  Neither the execution, delivery and performance of this Amendment by each Credit Party nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of such Credit Party’s certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any of its Subsidiaries or any of their property is bound, except in any such case

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to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof.

SECTION 6.   Reference To And Effect Upon The Credit Agreement.

(a)                                  Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)                                 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

(c)                                  Each Credit Party acknowledges and agrees that the execution and delivery by Agent and Requisite Lenders of this Amendment shall not be deemed (i) to create a course of dealing or otherwise obligate Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (ii) to amend, relinquish or impair any right of Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

SECTION 7.   Costs And Expenses.  As provided in Section 11.3 of the Credit Agreement, Borrowers agree to reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

SECTION 8.   GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

SECTION 9.   Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

SECTION 10.   Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof, and such party shall promptly follow its facsimile signature page by mailing of a hard copy original.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

BORROWER

ROLLER BEARING COMPANY OF AMERICA, INC., Delaware corporation

By:	/s/ Anthony S. Cavalieri
Name: Anthony S. Cavalieri
Title: Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By:	/s/ Ken T. Murray
Duly Authorized Signatory

CONGRESS FINANCIAL CORPORATION (WESTERN), as Lender

By:	/s/ Jeffrey K. Scott
Name: Jeffrey K. Scott
Title: Vice President

[Signature Page to Limited Waiver and Amendment No. 1]

The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers.

CREDIT PARTIES:

INDUSTRIAL TECTONICS BEARINGS CORPORATION, a Delaware corporation

By:	/s/ Anthony S. Cavalieri
Name: Anthony S. Cavalieri
Title: Chief Financial Officer

RBC NICE BEARINGS INC., a Delaware corporation

By:	/s/ Anthony S. Cavalieri
Name: Anthony S. Cavalieri
Title: Chief Financial Officer

BREMEN BEARINGS, INC., a Delaware corporation

By:	/s/ Anthony S. Cavalieri
Name: Anthony S. Cavalieri
Title: Chief Financial Officer

TYSON BEARING COMPANY, INC., a Delaware corporation

By:	/s/ Anthony S. Cavalieri
Name: Anthony S. Cavalieri
Title: Chief Financial Officer

RBC LINEAR PRECISION PRODUCTS, INC., a Delaware corporation

By:	/s/ Anthony S. Cavalieri
Name: Anthony S. Cavalieri
Title: Chief Financial Officer

MILLER BEARING COMPANY, INC., a Delaware corporation

By:	/s/ Anthony S. Cavalieri
Name: Anthony S. Cavalieri
Title: Chief Financial Officer

RBC OKLAHOMA, INC., a Delaware corporation

By:	/s/ Anthony S. Cavalieri
Name: Anthony S. Cavalieri
Title: Chief Financial Officer

ANNEX A

CLOSING CHECKLIST

for

LIMITED WAIVER AND AMENDMENT NO. I TO
CREDIT AGREEMENT

by and among

GENERAL ELECTRIC CAPITAL CORPORATION,

as Agent,

ROLLER BEARING COMPANY OF AMERICA, INC.,

as Borrower,

THE OTHER CREDIT PARTIES SIGNATORY THERETO,

as Credit Parties, and

THE LENDERS FROM TIME TO TIME SIGNATORY THERETO

February 5, 2003

1.                                      Limited Waiver and Amendment No. 1

(i)                                     Annex A - Closing Checklist

(ii)                                  Exhibit 4.1(b) to Credit Agreement (Borrowing Base Certificate)

2.                                      Joinder Agreement adding Schaublin Holding, Schaublin, Bovagnet and RBC France as Credit Parties under the Credit Agreement, as set forth therein

3.                                      Demand Promissory Note by Schaublin Holding

(i)                                     Endorsement

4.                                      Demand Promissory Note by Schaublin

(i)                                     Endorsement

5.                                      Demand Promissory Note by Bovagnet

(i)                                     Endorsement

6.                                      Demand Promissory Note by RBC France

(i)                                     Endorsement

7.                                      Copies of a duly executed payoff letter, in form and substance satisfactory to Agent, executed by all parties to the Swiss Loan documents evidencing repayment in full of all obligations relating to the Swiss Loans, together with appropriate terminations of agreements, pledges, releases of liens and similar documents in form and substance satisfactory to Agent

8.                                      Copies of a duly executed payoff letter, in form and substance satisfactory to Agent, executed by all parties to the credit facility between RBC France and CCF evidencing repayment in full of all obligations relating to such credit facility, together with appropriate terminations of agreements, pledges, releases of liens and similar documents in form and substance satisfactory to Agent

9.                                      Post Closing Matters Agreement

A-1

EXHIBIT 4.1(b)
to
CREDIT AGREEMENT

BORROWING BASE CERTIFICATE

ROLLER BEARING COMPANY OF AMERICA, INC.

Date:                ,

This Certificate is given by Roller Bearing Company of America, Inc., a Delaware corporation (“Borrower”) pursuant to Section 4.1(b) of that certain Credit Agreement dated as of May 30, 2002 among Borrower, the other Credit Parties party thereto, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned is duly authorized to execute and deliver this Certificate on behalf of Borrower.  By executing this Certificate such officer hereby certifies to Agent and Lenders on behalf of Borrowers and without personal liability that:

(a)                                  Attached hereto as Schedule 1 is a calculation of the proposed Borrowing Base for Borrower as of the above date;

(b)                                 Based on such schedule, the proposed Borrowing Base as of the above date is:

$________

(c)                                  except as set forth on Schedule 2 hereto, Borrower is in compliance with the Minimum Borrowing Availability contained in Annex G of the Credit Agreement, as demonstrated on Schedule 2 hereto

(d)                                 Agent shall have the right to establish or modify or eliminate Reserves against Eligible Accounts and Eligible Inventory from time to time in its reasonable credit judgment to reflect issues with respect to the collectability of Accounts arising or discovered by Agent after the Closing Date or to reflect issues with respect to the salability of Inventory arising or discovered by Agent after the Closing Date.  In addition, Agent reserves the right at any time to adjust any of the criteria set forth below and to establish new criteria in its reasonable credit judgment to reflect changes in the Borrower’s or the applicable Secured Guarantor’s business operations, the collectability of Accounts or salability of Inventory, subject to the approval of Requisite Revolving Lenders in the case of adjustments or new criteria which have the effect of making more credit

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available.  Borrower acknowledges that the exercise by Agent of any right pursuant to this clause (d) shall have the effect of adjusting the proposed Borrowing Base set forth above.

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IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by its                                    this            day of                    ,       .

ROLLER BEARING COMPANY OF AMERICA, INC.

By:

Its:

[Signature Page to Borrowing Base Certificate]

Schedule 1
to Exhibit 4.1(b)

BORROWING BASE CALCULATION

ROLLER BEARING COMPANY OF AMERICA, INC.

[All dollar amounts are in thousands]

Line 1	Accounts of the Borrower and Secured Guarantors.	$	*

Less: Ineligible Accounts:

Accounts that do not arise from the sale of goods or the performance of services by Borrower or a Secured Guarantor in the ordinary course of its business;

Accounts (i) upon which Borrower’s or the applicable Secured Guarantor’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which Borrower or the applicable Secured Guarantor is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to Borrower’s or the Secured Guarantors’ completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer; [Note: includes pre-bill]

Any Account to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account; [Note: current portion of a positive balance on the Account aging coded “RPS”]

Accounts that are not true and correct statements of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

Accounts with respect to which an invoice has not been sent to the applicable Account Debtor;

Accounts that (i) are not owned by Borrower or a Secured Guarantor or (ii) are subject to any right, claim, security interest or other interest of any other Person, other than Liens described in clauses (a) and (g) of the definition of Permitted Encumbrances in the Credit Agreement and Liens in favor of Agent, on behalf of itself and Lenders but only to the extent of such right, claim, security interest or other interest;

Accounts that arise from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer with any Credit Party;

Accounts that are the obligations of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof, unless Borrower, or the applicable Secured Guarantor, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof; provided, that the Borrowing Availability based on such obligations shall not in any event exceed $7,500,000 in the aggregate;

Accounts that are the obligations of an Account Debtor located in a foreign country other than (A) Canada (excluding the province of Newfoundland, the Northwest Territories and the Territory of Nunavut) or (B) the United Kingdom, unless payment thereof is assured by a letter of credit assigned and delivered to Agent or credit insurance, satisfactory to Agent as to form, amount and issuer;

Accounts to the extent Borrower or any Secured Guarantor or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to Borrower or any Secured Guarantor or any Subsidiary thereof but only to the extent of the potential offset;

Accounts that arise with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

Accounts that are in default; provided, that, an Account shall be deemed in default upon the occurrence of any of the following:

(i)                           the Account is not paid within the earlier of: 60 days following its due date or 120 days following its original invoice date; unless payment thereof is secured by a letter of credit satisfactory to Agent as to form, substance and issuer.

past due credits

(ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii)                     a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

Accounts excluded under the default criteria (i) - (iii) above shall be excluded in their entirety, meaning that any past due credits with respect thereto shall also be excluded thereunder

Accounts that are the obligations of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the criteria of Accounts in default set forth immediately above

Accounts as to which Agent’s Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

Accounts as to which any of the representations or warranties in the Loan Documents are untrue in any material respect;

Accounts to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

Accounts to the extent that such Accounts, together with all other Accounts owing by such Account Debtor and its Affiliates (excluding the United States government as Account Debtor) as of any date of determination exceed 15% of all Eligible Accounts;

Accounts that are payable in any currency other than Dollars, Canadian Dollars, Pounds Sterling or Euros.

(i) Dollar equivalent of Accounts payable in Canadian Dollars: $

(ii) Dollar equivalent of Accounts payable in Pounds Sterling: $

(iii) Dollar equivalent of Accounts payable in Euros: $

Dollar equivalent of an Account shall be calculated at the rate at which Canadian Dollars, Pounds Sterling (British Pound), or Euros as applicable, may be exchanged into U.S.  dollars as published in The Wall Street Journal.

Line 2	Less Unapplied Cash Reserves, if any

Line 3	Total Ineligible Accounts

Line 4	Total Eligible Accounts (Accounts less Total Ineligible Accounts and Reserves, if any (Line 1 less Line 3)

	Advance Rate	85%

Line 5	Accounts Availability

Line 6	Less Dilution Reserve, if any

Line 7	Net Accounts Availability

Line 8	Inventory (other than Component Parts and Purchased Parts)

Less: Ineligible Inventory:

Inventory that is not owned by Borrower or any Secured Guarantor free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower’s or a Secured Guarantor’s performance with respect to that Inventory), except Liens described in clauses (a), (d), (e) and (g) of the definition of Permitted Encumbrances in the Credit Agreement and the Liens in favor of Agent, on behalf of itself and Lenders;

Inventory that (i) is not located on premises owned, leased or rented by Borrower or any Secured Guarantor and set forth in Disclosure Schedule (3.2), (ii) is not located on premises acquired or leased by Borrower or any Secured Guarantor in connection with any Permitted Acquisition, or (iii) is stored at a leased location, unless Agent has given its prior consent thereto and unless either (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at a location owned by Borrower or any Secured Guarantor subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $50,000;

Inventory that is placed on consignment or is in transit, except for Inventory in transit between domestic locations of Credit Parties as to which Agent’s Liens have been perfected at origin and destination;

Inventory that is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

Inventory that is excess, obsolete, slow moving (in excess of 2-years’ supply),

unsalable (scrap),

shopworn, seconds, damaged or unfit for sale;

Inventory that consists of display items or packing or shipping materials, manufacturing supplies, Inventory which is not subject to an outstanding purchase order that is not revocable by its terms or is not sold in the ordinary course of business, work-in-process Inventory or replacement parts;

custom-made

Inventory that is not of a type held for sale in the ordinary course of Borrower’s or the applicable Secured Guarantor’s business;

Inventory that is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders subject to Permitted Encumbrances (includes Inventory at foreign locations);

Inventory that breaches in any material respect any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

Inventory that consists of any costs associated with “freight-in” charges;

Inventory that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available; or

Inventory that is not covered by casualty insurance in accordance with Section 5.4 of the Credit Agreement.

Line 10	Less Costing Reserves, if any

Line 11	Less Gross Margin Reserve, if any

Line 12	Less Shipping Overhead Reserve, if any

Line 13	Less Timing Reserve, if any

Line 14	Less Intercompany Profit

Line 15	Total Ineligible Inventory

Line 16	Total Eligible Finished Goods and Raw Material Inventory (Line 8 less Line 15 (excluding Component Parts and Purchased Parts, “FG & RM Eligible Inventory”)

	Advance Rate	65%

Line 17	FG & RM Inventory Availability

Line 18	Landlord Wavier/Rent Reserve, if any

Line 19	Net FG & RM Inventory Availability

Line 20	Inventory consisting of Component Parts and Purchased Parts

Less: Ineligible Component Parts and Purchased Parts:

Component Parts and Purchased Parts that are not owned by Borrower or any Secured Guarantor free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower’s or a Secured Guarantor’s performance with respect to that Inventory), except Liens described in clauses (a), (d), (e) and (g) of the definition of Permitted Encumbrances in the Credit Agreement and the Liens in favor of Agent, on behalf of itself and Lenders;

Component Parts and Purchased Parts that (i) are not located on premises owned, leased or rented by Borrower or any Secured Guarantor and set forth in Disclosure Schedule (3.2), (ii) are not located on premises acquired or leased by Borrower or any Secured Guarantor in connection with any Permitted Acquisition, or (iii) are stored at a leased location, unless Agent has given its prior consent thereto and unless either (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) are located at a location owned by Borrower or any Secured Guarantor subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) are located at any site if the aggregate book value of Inventory at any such location is less than $50,000;

Component Parts and Purchased Parts that are placed on consignment or are in transit, except for Component Parts and Purchased Parts in transit between domestic locations of Credit Parties as to which Agent’s Liens have been perfected at origin and destination;

Component Parts and Purchased Parts that are covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

Component Parts and Purchased Parts that are excess, obsolete, slow moving (in excess of 2-years’ supply), or unfit for sale;

Component Parts and Purchased Parts that are not subject to a first priority lien in favor of Agent on behalf of itself and Lenders subject to Permitted Encumbrances;

Component Parts and Purchased Parts that breach in any material respect any of the representations or warranties pertaining to Component Parts and Purchased Parts set forth in the Loan Documents;

Component Parts and Purchased Parts that consist of any costs associated with “freight-in” charges;

Component Parts and Purchased Parts that consist of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available; or

Component Parts and Purchased Parts that are not covered by casualty insurance in accordance with Section 5.4 of the Credit Agreement.

Line 21	Total Ineligible Component Parts and Purchased Parts

Line 22	Total Eligible Component Parts and Purchased Parts (Line 20 less Line 21)

Line 23	Total Eligible Inventory (Line 19 plus Line 22)

Line 24	25% of Total Eligible Inventory

Line 25	Total Eligible Component Parts and Purchased Parts in excess of 25% of the total value of the Total Eligible Inventory, if any

Line 22 less Line 25

	Advance Rate	30%

Line 26	Component Parts and Purchase Parts Availability

Line 27	Borrowing Base (Line 7 plus Line 19 plus Line 26)

Less: Revolving Loan outstanding other than Overadvances (i.e., the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower, plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower)

Less: Swing Line Loan outstanding other than Overadvances

	Less: Required Minimum Borrowing Availability	$7,500,000	*

Borrowing Availability

*3,500,000 during the period from January 31, 2003 through April 30, 2003

Schedule 2
to Exhibit 4.1(b)

MINIMUM BORROWING AVAILABILITY

(Section E(b))

A.	Maximum Amount	$

B.	Borrowing Base (from Schedule 1 to Exhibit 4.1 (b above)	$

C.	The lesser of A and B above	$

D.	Overadvances made but not demanded under Section 1.1(a)(iii) of the Credit Agreement	$

E.

Revolving Loan outstanding other than Overadvances in D (i.e., the sum of (i the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii the aggregate Letter of Credit Obligations incurred on behalf of Borrower.)

$

F.	Swing Line Loan outstanding	$

G.	E plus F	$

H.	Borrowing Availability (C minus G)	$

Required Minimum Borrowing Availability $7.50			$7,500,000	*

In Compliance		Yes/No

*3,500,000 for the period from January 31, 2003 through April 30, 2003